EXHIBIT 21.01

                                OGE ENERGY CORP.
                         SUBSIDIARIES OF THE REGISTRANT




                                      Jurisdiction of              Percentage of
Name of Subsidiary                    Incorporation                  Ownership
------------------                    ---------------              -------------

Oklahoma Gas and Electric Company        Oklahoma                      100.0
Enogex Inc.                              Oklahoma                      100.0
Transok                                  Delaware                      100.0


The above listed subsidiaries have been consolidated in the Registrant's financial statements.


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